                               POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints Keith Pisani, Amelia Seder, Emily Howe, and Ben Winnick of Paul
Hastings LLP as the undersigned's true and lawful attorneys-in-fact to:

   (1)  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a
Form ID Uniform Application for Access Codes to File on EDGAR (including a Form
ID Uniform Application Acknowledgement and Update Passphrase Acknowledgement
(the "Form ID")), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13 and
Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; and

   (2)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including without limitation the execution and filing of a Form ID, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorney-in-fact's designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned successfully obtains codes and passwords enabling the undersigned to make electronic filings with the SEC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29 day of November, 2021.

                                By: /s/ Judy Hong
                                   --------------------------------------
                                Name: Judy Hong
                                Title:   Interim Chief Financial Officer